Exhibit 99.1

         MERCURY GENERAL CORPORATION ANNOUNCES THIRD QUARTER RESULTS

    LOS ANGELES, Oct. 31 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY) reported today net income of $73.0 million ($1.33 per share-diluted) in the third quarter 2005 compared with $65.1 million ($1.19 per share-diluted) for the same period in 2004. For the first nine months of 2005, net income was $207.0 million ($3.78 per share-diluted) compared to net income of $212.1 million ($3.88 per share-diluted) for the same period in 2004. Included in net income are net realized investment gains, net of tax, of $5.0 million ($0.09 per share-diluted) in the third quarter of 2005 compared with net realized investment gains, net of tax, of $0.6 million ($0.01 per share-diluted) for the same period in 2004, and net realized investment gains, net of tax, of $10.0 million ($0.18 per share- diluted) for the first nine months of 2005 compared to net realized investment gains, net of tax, of $12.1 million ($0.22 per share-diluted) for the same period in 2004. Net income in the third quarter of 2005 included approximately $4 million ($3 million after tax benefit) of losses resulting from hurricanes compared to hurricane losses of approximately $24 million ($16 million after tax benefit) in the third quarter of 2004.

    Company-wide net premiums written were $762.9 million in the third quarter 2005, a 10% increase over third quarter 2004 net premiums written of $693.7 million, and were approximately $2.2 billion for the first nine months of 2005, a 12.7% increase over the same period in 2004. California net premiums written were $545.3 million in the third quarter of 2005, an increase of 6.4% over the same period in 2004, and were approximately $1.6 billion for the first nine months of 2005, a 5.7% increase over the same period in 2004.

    The Company's combined ratio (GAAP basis) was 90.8% in the third quarter and 91.2% for the first nine months of 2005 compared with 90.8% and 89.4% for the same periods in 2004. Positive development on prior accident years' loss reserves was approximately $45 million and $40 million for the nine months ending September 30, 2005 and September 30, 2004, respectively.

    Net investment income of $30.9 million (after tax $26.5 million) in the third quarter of 2005 increased by 8.6% over the same period in 2004. The after-tax yield on investment income was 3.4% on average assets of $3.2 billion (fixed maturities and equities at cost) for the quarter. This compares with an after tax yield on investment income of 3.6% on average investments of $2.7 billion (fixed maturities and equities at cost) for the same period in 2004.

    The Board of Directors declared a third quarter dividend of $0.43 per share, representing a 16% increase over the quarterly dividend amount paid in 2004. The dividend is to be paid on December 29, 2005 to shareholders of record on December 15, 2005. The Company's book value per share at September 30, 2005 was $29.27.

    On October 24, 2005, Hurricane Wilma made landfall as a Category 3 storm on the southern gulf coast of Florida. Based upon preliminary estimates, the Company expects fourth quarter losses from this storm will be approximately $12 million ($8 million after tax benefit). The estimate is based on the total number of currently reported claims and the number of unreported claims anticipated as a result of the hurricane. Due to the recent occurrence of the hurricane, the Company's estimate may change as more information becomes available.

    Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA),
(706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through November 7, 2005. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 1423350. The replay will also be available on the Company's website shortly following the call.

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets serviced by the Company; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

    Mercury General Corporation
    Information Regarding Non-GAAP Measures

    The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

    Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace Net premiums earned. It should be read in conjunction with the GAAP financial results.

    Paid losses and loss adjustment expenses is the portion of Incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace Incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results.

                  Mercury General Corporation and Subsidiaries
                          Summary of Operating Results
                   (000's) except per-share amounts and ratios
                                   (unaudited)

                                               Quarter Ended                     Nine Months Ended
                                               September 30,                       September 30,
                                      -------------------------------     -------------------------------
                                          2005              2004              2005              2004
                                      -------------     -------------     -------------     -------------
Net premiums written                  $     762,862     $     693,733     $   2,222,567     $   1,972,465
Net premiums earned                         722,899           648,165         2,114,874         1,860,534
Paid losses and loss
  adjustment expenses                       436,672           374,985         1,283,399         1,086,884
Incurred losses and loss
  adjustment expenses                       464,709           416,159         1,355,719         1,168,681
Net investment income                        30,857            28,410            90,343            80,350
Net realized investment gains,
  net of tax                                  5,002               560            10,047            12,124
Net income                            $      73,014     $      65,129     $     207,040     $     212,079

Basic average shares
  outstanding                                54,578            54,487            54,554            54,459

Diluted average shares
  outstanding                                54,739            54,639            54,715            54,623

Basic Per Share Data
Net income                            $        1.34     $        1.20     $        3.80     $        3.89

Net realized investment gains,
  net of tax                          $        0.09     $        0.01     $        0.18     $        0.22

Incurred losses from Florida
  Hurricanes, net of tax
  benefit                             $       (0.05)    $       (0.29)    $       (0.05)    $       (0.29)

Diluted Per Share Data
Net income                            $        1.33     $        1.19     $        3.78     $        3.88

Net realized investment gains,
  net of tax                          $        0.09     $        0.01     $        0.18     $        0.22

Incurred losses from Florida
  Hurricanes, net of tax
  benefit                             $       (0.05)    $       (0.29)    $       (0.05)    $       (0.29)

Operating Ratios -- GAAP (a)
  Basis
Loss ratio                                     64.3%             64.2%             64.1%             62.8%
Expense ratio                                  26.5%             26.6%             27.1%             26.6%
Combined ratio                                 90.8%             90.8%             91.2%             89.4%

Impact of Florida Hurricanes
  on loss ratio                                 0.6%              3.7%              0.2%              1.3%

Reconciliations of Operating
  Measures to Comparable GAAP
  (a) Measures

Net premiums written                  $     762,862     $     693,733     $   2,222,567     $   1,972,465
Increase in unearned premiums               (39,963)          (45,568)         (107,693)         (111,931)
Net premiums earned                   $     722,899     $     648,165     $   2,114,874     $   1,860,534

Paid losses and loss
  adjustment expenses                 $     436,672     $     374,985     $   1,283,399     $   1,086,884
Increase in net losses and
  loss adjustment expense
  reserves                                   28,037            41,174            72,320            81,797
Incurred losses and loss
  adjustment expenses                 $     464,709     $     416,159     $   1,355,719     $   1,168,681

(a) Generally Accepted Accounting Principles

                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's) except ratios
                                   (unaudited)

                                               Quarter Ended                     Nine Months Ended
                                               September 30,                       September 30,
                                      -------------------------------     -------------------------------
                                          2005              2004              2005              2004
                                      -------------     -------------     -------------     -------------
Total California
 Operations (1)
Net Premiums Written                  $     545,293     $     512,583     $   1,597,283     $   1,511,377
Net Premiums Earned                         524,887           499,800         1,547,548         1,479,719

Loss Ratio                                     62.5%             58.0%             63.3%             60.7%
Expense Ratio                                  25.1%             25.8%             25.4%             25.9%
Combined Ratio                                 87.6%             83.8%             88.7%             86.6%

California Automobile lines
Net Premiums Written                  $     488,303     $     464,573     $   1,439,016     $   1,377,525
Net Premiums Earned                         474,874           457,652         1,405,352         1,359,996

Loss Ratio                                     64.4%             60.0%             64.1%             62.5%
Expense Ratio                                  25.3%             26.0%             25.5%             25.9%
Combined Ratio                                 89.7%             86.0%             89.6%             88.4%

California Homeowners line
Net Premiums Written                  $      46,529     $      39,454     $     129,932     $     111,205
Net Premiums Earned                          40,856            34,605           117,189            99,448

Loss Ratio                                     45.1%             29.5%             55.0%             37.2%
Expense Ratio                                  23.8%             24.6%             24.2%             25.0%
Combined Ratio                                 68.9%             54.1%             79.2%             62.2%

Non-California Operations (2)
Net Premiums Written                  $     217,569     $     181,150     $     625,284     $     461,088
Net Premiums Earned                         198,012           148,365           567,326           380,815

Loss Ratio                                     68.9%             85.0%             66.4%             71.1%
Expense Ratio                                  30.5%             29.3%             31.5%             29.6%
Combined Ratio                                 99.4%            114.3%             97.9%            100.7%

                                     At September 30,
                                   -------------------
Policies-in-force (000's)            2005       2004
-------------------------------    --------   --------
California Personal Auto              1,096      1,050
California Commercial Auto               21         21
Non-California Personal Auto            370        294
California Homeowners                   236        209
Florida Homeowners                       16         15

All ratios are calculated on GAAP basis.

(1) Includes homeowners, auto, commercial property and other immaterial California business lines
(2) Includes all states except California

                  Mercury General Corporation and Subsidiaries
                  Condensed Balance Sheet and Other Information
                        (000's) except per-share amounts

                                                 September 30,    December 31,
                                                     2005             2004
                                                --------------   --------------
                                                  (unaudited)
Investments - available for sale
  Fixed maturities at market
   (amortized cost $2,380,119 in 2005
   and $2,164,955 in 2004)                      $    2,438,026   $    2,245,311
  Equity securities at market (cost
   $216,448 in 2005 and $210,553 in 2004)              281,561          254,362
  Short-term cash investments, at
   cost, which approximates market                     533,772          421,369
        Total investments                            3,253,359        2,921,042
Net receivables                                        385,196          367,662
Deferred policy acquisition costs                      197,946          174,840
Other assets                                           180,331          146,199
  Total assets                                  $    4,016,832   $    3,609,743

Loss and loss adjustment expenses               $      968,874   $      900,744
Unearned premiums                                      907,418          799,679
Other liabilities                                      406,642          325,029
Notes payable                                          136,016          124,743
Shareholders' equity                                 1,597,882        1,459,548
  Total liabilities and shareholders'
   equity                                       $    4,016,832   $    3,609,743

Common stock - shares outstanding                       54,595           54,515
Book value per share                            $        29.27   $        26.77
Statutory surplus                               $ 1.49 billion   $ 1.36 billion
Portfolio duration                                   2.9 years        3.2 years

SOURCE  Mercury General Corporation
    -0-                             10/31/2005
    /CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060/
    /Web site:  http://www.mercuryinsurance.com/